EXHIBIT 4.3

                                 AMENDMENT NO. 6
                                       TO
                          CONSULTING SERVICES AGREEMENT

      THIS SIXTH AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated June 14, 2004 (the "Sixth Amendment"), is by and between Bartholomew International Investments Limited, Inc. (the "Consultant"), and Reality Wireless Networks, Inc., a Nevada corporation (the "Client").

                                    RECITALS

      A. The Consultant and the Client entered into a Consulting Services Agreement dated July 5, 2003, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      B. The Consultant and the Client entered into an Amendment No. 1 to Consulting Services Agreement dated September 25, 2003, a copy of which is attached hereto as Exhibit B (the "First Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      C. The Consultant and the Client entered into an Amendment No. 2 to Consulting Services Agreement dated November 25, 2003, a copy of which is attached hereto as Exhibit C (the "Second Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      D. The Consultant and the Client entered into an Amendment No. 3 to Consulting Services Agreement dated March 15, 2004, a copy of which is attached hereto as Exhibit D (the "Third Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      E. The Consultant and the Client entered into an Amendment No. 4 to Consulting Services Agreement dated April 12, 2004, a copy of which is attached hereto as Exhibit E (the "Fourth Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      F. The Consultant and the Client entered into an Amendment No. 4 to Consulting Services Agreement dated June 14, 2004, a copy of which is attached hereto as Exhibit E (the "Fifth Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.


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      G.  Client and  Consultant  wish to amend  Section 2 of the  Agreement  to provide for additional consideration in exchange for additional consulting services.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"2. Consideration.

      Client agrees to pay Consultant, as his fee and as consideration for services provided, Three Million (3,000,000) shares of common stock of the Client. By amendment dated September 25, 2003, Client agrees to pay Consultant an additional Two Million (2,000,000) shares of common stock of the Client. By amendment dated November 25, 2003, Client agrees to pay Consultant an additional Ten Million (10,000,000) shares of common stock of the Client. By amendment dated March 15, 2004, Client agrees to pay Consultant an additional Twenty
Million (20,000,000) shares of common stock of the Client. Shares issued pursuant to this Third Amendment shall be issued to Terry Byrne, the natural person performing the consulting services for Client through Consultant. By amendment dated April 12, 2004, Client agrees to pay Consultant an additional 15,000,000 shares of common stock of the Client. By amendment dated May 14, 2004, Client agrees to pay Consultant an additional 20,000,000 shares of common stock of the Client. By amendment dated June 14, 2004, Client agrees to pay Consultant an additional 6,864,530 shares of common stock of the Client."

EXECUTED on the date first set forth above.

                              CLIENT:

                              REALITY WIRELESS NETWORKS, INC.


                              By :
                                  --------------------------------
                              Name: Steve Careaga
                              Its: CEO

                              CONSULTANT:

                              BARTHOLOMEW INTERNATIONAL INVESTMENTS LIMITED,
                              INC.

                              By:
                                 --------------------------------
                              Name: Terry Byrne